Exhibit 4.1

CERTIFICATE OF INCREASE IN AUTHORIZED SHARES
OF SERIES E PREFERENCE STOCK

SOUTHERN CALIFORNIA EDISON COMPANY

We, the undersigned, being the Vice President and the Assistant Treasurer, respectively, of Southern California Edison Company (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the laws of the State of California, do hereby certify pursuant to Section 401(c) of the California Corporations Code:

FIRST:  The Restated Articles of Incorporation, as amended (the “Articles”), authorize the issuance of 50,000,000 shares of Preference Stock which may be issued from time to time in one or more series, and authorize the Board of Directors of the Corporation to (i) fix the number of shares of any series of Preference Stock and to determine the designation of any such series, (ii) to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preference Stock, including but not limited to rights, preferences, privileges and restrictions regarding dividends (including provisions specifying dividends at a floating or variable rate or dividends to be determined by reference to an index, formula, auction, bid or other objectively ascertainable criterion), liquidation, conversion, redemption and voting (including provisions specifying no general voting rights or voting rights of more than one vote per share), and, (iii) within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

SECOND:  Acting pursuant to the authority delegated by the Board of Directors of the Corporation, the Pricing Committee of the Board of Directors did duly adopt on January 11, 2012 resolutions authorizing and providing for the creation of a series of shares of Preference Stock to be known as Series E Preference Stock, such series initially consisting of 250,000 shares.

THIRD:  Acting pursuant to the authority designated in the Articles and delegated by the Board of Directors of the Corporation, the Pricing Committee of the Board of Directors did duly adopt on January 30, 2012, the following resolutions designating an additional 100,000 shares of Preference Stock as Series E Preference Stock, with the result that the Corporation shall now have authorized an aggregate of 350,000 shares of Series E Preference Stock, all of which shall constitute a single series of Preference Stock:

“NOW, THEREFORE, BE IT RESOLVED, that an additional 100,000 shares of the presently authorized but unissued Preference Stock, no par value, are hereby determined to be and shall be of a series of said Preference Stock designated as the “Series E Preference Stock.”

BE IT FURTHER RESOLVED, that the rights, preferences, privileges and restrictions of shares of such series shall be as set forth in the Certificate of Determination of Preferences of the Series E Preference Stock, and all such shares shall constitute a single series of Preference Stock.”

FOURTH:  The first two paragraphs of the SECOND section of the Certificate of Determination of Preferences of the Series E Preference Stock are hereby amended and restated in their entirety to read as follows:

“SECOND:  Acting pursuant to the authority delegated by the Board of Directors of the Corporation, the Pricing Committee of the Board of Directors has duly adopted the following resolutions authorizing and providing for the creation of a series of said shares of Preference Stock to be known as Series E Preference Stock, consisting of 350,000 shares:

NOW, THEREFORE, BE IT RESOLVED, that 350,000 shares of the presently authorized but unissued Preference Stock, no par value, are hereby determined to be and shall be of a series of said Preference Stock hereby designated as the “Series E Preference Stock” (the “Shares”).”

FIFTH:  The number of shares of Series E Preference Stock outstanding is 250,000 and the amount of the increase in the number of shares constituting Series E Preference Stock is 100,000.

IN WITNESS WHEREOF, the undersigned have executed this Certificate in Rosemead, California on January 30, 2012.

/s/ Robert C. Boada
Robert C. Boada
Vice President

/s/ George T. Tabata
George T. Tabata
Assistant Treasurer

Each of the undersigned declares under penalty of perjury that the matters contained in the foregoing certificate are true of their own knowledge.  Executed in Rosemead, California on January 30, 2012.

/s/ Robert C. Boada
Robert C. Boada
Vice President

/s/ George T. Tabata
George T. Tabata
Assistant Treasurer

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